Exhibit 10.19
FISCAL YEAR 2008 MANAGEMENT BONUS PLAN
A. CASH BONUS PLAN
All ArcSight, Inc. (the “Company”) executives who do not otherwise receive variable compensation will be eligible to participate in this cash bonus plan. Each eligible executive’s actual participation level will be determined by their individual performance.
Cash bonus available will be based on a percentage of an executive’s base salary upon the Company’s achievement of both revenue targets and operating income targets1, as described below. In the event that the Company meets only a revenue target but not an operating income target1, or vice versa, then bonuses, if any, will be available only at the level at which both the revenue target and operating income target1 have been met.
1. Chief Executive Officer, President, Chief Financial Officer and Chief Technology Officer:

Percentage of Base Salary	Performance Relative To Revenue Target (in accordance with the Company’s adjusted internal operating plan)	Operating Income Target (in accordance with the Company’s adjusted internal operating plan)

0%	<100% of revenue target	N/A

45%	100% of revenue target	≥operating income target for 100% of revenue target

55%	>100% of revenue target and <105% of revenue target	≥operating income target for >100% of revenue target and <105% of revenue target

65%	≥105% of revenue target and <110% of revenue target	≥operating income target for ≥105% of revenue target and <110% of revenue target

75%	≥110% of revenue target and <115% of revenue target	≥operating income target for ≥110% of revenue target and <115% of revenue target

85%	≥115% of revenue target and <120% of revenue target	≥operating income target for ≥115% of revenue target and <120% of revenue target

100%	≥120% of revenue target	≥operating income target for ≥120% of revenue target
2. Other Executives:

Percentage of Base Salary	Performance Relative To Revenue Target (in accordance with the Company’s adjusted internal operating plan)	Operating Income Target (in accordance with the Company’s adjusted internal operating plan)

0%	<100% of revenue target	N/A

35%	100% of revenue target	≥operating income target for 100% of revenue target

40%	>100% of revenue target and <105% of revenue target	>100% of revenue target and <105% of revenue target

50%	≥105% of revenue target and <110% of revenue target	≥operating income target for ≥105% of revenue target and <110% of revenue target

65%	≥110% of revenue target and <115% of revenue target	≥operating income target for ≥110% of revenue target and <115% of revenue target

80%	≥115% of revenue target and <120% of revenue target	≥operating income target for ≥115% of revenue target and <120% of revenue target

100%	≥120% of revenue target	≥operating income target for ≥120% of revenue target

[1]	The operating income targets exclude stock compensation expenses and amortization of intangibles, but include the impact of any bonuses determined under the cash bonus plan.

B. EQUITY BONUS PLAN
Company executives will be eligible to participate in an equity pool of 237,500 shares of common stock (in the form of options) on achievement of 100% of the revenue target and operating income of break even or better. The Compensation Committee will determine the number of shares allocated to the Company’s Chief Executive Officer and then the Compensation Committee, with input from the Company’s Chief Executive Officer, will determine the allocation of the remainder of the shares among the rest of the executive team. Options will vest according to standard vesting terms over four years.